UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On January 9, 2020, the Board of Directors (the "Board") of Orgenesis, Inc. (the "Company"), following the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Mario Philips as an independent director to the Board to serve immediately as a member of the Board with a term expiring at the Company's 2020 annual meeting of stockholders.  Mr. Philips has been appointed to serve on the Audit Committee of the Board.

In connection with Mr. Philips's election to the Board, and pursuant to the Company's Non-Employee Director Compensation Policy (the "Director Compensation Policy"), the Board granted to Mr. Philips a stock option to purchase up to 6,250 shares of the Company's common stock.  The stock option will have an exercise price per share of $4.70, the closing price of the Company's common stock on The Nasdaq Capital Market on the date of grant.  The stock option will vest in substantially equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Philips's continued service as a director.

In addition, Mr. Philips is entitled to receive an annual cash retainer of $30,000 and an annual grant of a stock option to purchase 12,500 shares for his service as a non-employee director of the Company pursuant to the Director Compensation Policy.

There are no arrangements or understandings between Mr. Philips and any other person pursuant to which Mr. Philips was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Philips has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Philips has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: January 13, 2020	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary